AMENDMENT TO
                        FORMATION/CONTRIBUTION AGREEMENT


     THIS AMENDMENT TO FORMATION CONTRIBUTION AGREEMENT ("Amendment") dated as of the 13th day of October, 1997 by and among ROYALE INVESTMENTS, INC., a Minnesota corporation ("Royale"), H/SIC CORPORATION, a Delaware corporation ("H/SIC"), STRATEGIC FACILITY INVESTORS, INC., a Delaware corporation ("Strategic"), the sole general partner of BLUE BELL INVESTMENT COMPANY, L.P., a Delaware limited partnership ("Blue Bell"), SOUTH BRUNSWICK INVESTMENT COMPANY, LLC, a New Jersey limited liability company ("SBIC"), a general partner of SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership ("South Brunswick"), COMCOURT INVESTMENT CORPORATION, a Pennsylvania corporation ("ComCourt Corporation"), the sole general partner of COMCOURT INVESTORS, L.P., a Delaware limited partnership ("Comcourt"), and GATEWAY SHANNON DEVELOPMENT CORPORATION, a Pennsylvania corporation ("Gateway"), the sole general partner of 6385 FLANK DRIVE, L.P., a Pennsylvania limited partnership ("Flank Drive") (collectively, the "Parties").

                                   BACKGROUND

     The Parties are party to a certain Formation/Contribution Agreement dated as of September 7, 1997 (the "Formation Agreement"), pursuant to which the Parties agreed to pursue a series of transactions, the general structure of which is set forth in the Formation Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Formation Agreement.

     Section 26 and Exhibit "Lease Guarantee Agreement" of the Formation Agreement together outline terms calling for the funding of certain escrows by the partners of Comcourt and South Brunswick (the "Partners") at Closing. The Parties have agreed to modify these provisions in a manner intended to facilitate the overall transaction.

     The Parties also desire to amend the definition of H/SIC Assets, Section 9(d)(9) and Exhibit "UPREIT Agreement Terms" of the Formation Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to the following modifications of the terms of the Formation Agreement:

     1. On the Closing Date, the Partners shall, in lieu of two escrows designed to subsidize the lease income of Comcourt and South Brunswick (the "Receiving Partnerships"), fund, or cause to be funded, a single rent escrow account (the "Rent Escrow"). The Rent Escrow shall be in the amount set forth in the Exhibit "Lease Income" attached hereto and shall be deposited in an account to be held and disbursed by Bankers Trust Company pursuant to the provisions of that certain Credit Agreement to be executed by Royale, FCO, L.P., FCO Holdings, Inc., Blue Bell, Comcourt, South Brunswick, and Flank Drive in connection with the H/SIC Properties Indebtedness (the "Credit Agreement"). The Rent Escrow shall be delivered in its entirety to the Receiving Partnerships pursuant to the schedule set forth in Exhibit "Lease Income", and the partners shall not be entitled to the return of any portion of the Rent Escrow.

     2. On the Closing Date, the Partnerships (and not the Partners) shall, in lieu of two escrows designed to finance certain tenant improvement obligations of the Receiving Partnerships, fund a single tenant improvement escrow account (the "Tenants Costs"). The TI Escrow shall be funded in the amount set forth in the Exhibit "TI Escrow" attached hereto and shall be deposited in an account to be held and disbursed by Bankers Trust Company pursuant to the provisions of the Credit Agreement. The TI Escrow shall be delivered in its entirety to the Receiving Partnerships pursuant to the schedule set forth in Exhibit "Tenants Costs", and the Partners shall not be entitled to the return of any portion of the TI Escrow.

     3. The definition of H/SIC Assets in the Formation Agreement is amended to read as follows:

          "H/SIC Assets" shall mean H/SIC's furniture, fixtures, equipment and proprietary assets.

     4. Section 9(d)(9) of the Formation Agreement is hereby amended to read as follows:

               "(9) Except as otherwise provided in Section 7(f) and except to the extent the UPREIT Agreement may provide for a shorter holding period or for shorter holding periods, such Contributor acknowledges and agrees that (A) the Common Units to be issued at Closing shall not be exchangeable or exchanged for Royale Common Stock for a period of thirteen (13) months from and after the date of Closing, and (B) Preferred Units to be issued at Closing shall not be exchangeable or exchanged for Royale Common Stock for a period of twenty-five (25) months from and after the Closing Date. Common Units and Preferred Units received by the Retained Partners at the Retained Interests Closing shall not be subject to any holding period and the Retained Partners shall have the right to exchange immediately for Royale Common Stock such Common Units and Preferred Units received at the Retained Interests Closing."

     5. The paragraph captioned "Management Expenses" is hereby deleted from Exhibit "UPREIT Agreement Terms" of the Formation Agreement. The Parties agree that the Limited Partnership Agreement of FCO, L.P. to be executed at Closing satisfies the requirements of Exhibit "UPREIT Agreement Terms."

     6. This Amendment may not be amended except by an instrument in writing signed by the parties to this Amendment.

     7. This Amendment may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

     8. As amended by this Amendment, the Formation Agreement shall remain in full force and effect.

     9. This Amendment shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                          H/SIC CORPORATION, a Delaware
                            corporation


                          By:
                              -------------------------------

                          STRATEGIC FACILITY INVESTORS, INC., a Delaware limited partnership, the sole general partner of Blue Bell Investment Company, L.P., a Delaware limited partnership


                          By:
                              -------------------------------

                          SOUTH BRUNSWICK INVESTMENT COMPANY, LLC, a New Jersey limited liability company, a general partner of South Brunswick Investors, L.P., a Delaware limited partnership


                          By:
                              -------------------------------



                       (SIGNATURES CONTINUED ON NEXT PAGE)

                           COMCOURT INVESTMENT CORPORATION, a Pennsylvania corporation, the sole general partner of ComCourt Investors, L.P., a Delaware limited partnership


                          By:
                              -------------------------------

                           GATEWAY SHANNON DEVELOPMENT CORPORATION, a
                           Pennsylvania corporation, the sole general partners of 6385 Flank Drive, L.P.


                          By:
                              -------------------------------

                          ROYALE INVESTMENTS, INC., a
                            Minnesota corporation


                          By:
                              -------------------------------


Crown Advisors, Inc. and its shareholders join in this Amendment.

                          CROWN ADVISORS, INC.


                          By:
                              -------------------------------

                          SHAREHOLDERS:


                          -----------------------------------
                          Vernon R. Beck


                          -----------------------------------
                          John D. Parsinen

                               Exhibit "TI Escrow"


                                                      Square          Tenant                              Capital
                      Tenant                          Footage      Improvements       Commissions      Improvements
Total

429 Ridge Road
 Teleport Communications Group                       87,550        291,805            103,723           30,000            425,528
   Initial Lease - Existing Obligations

 Teleport Communications Group                       26,425              0            359,450                             359,450
   First Option Space - already exercised

 Teleport Communication Group                        28,410      1,136,400            335,790           70,000          1,542,190
   Second Option Space - already exercised

 General Property Improvements                                                                          104,00            104,000
                                                 --------------------------------------------------------------------------------
      Total Ridge Road                                           1,428,205            798,963          204,000          2,431,168
                                                 --------------------------------------------------------------------------------

Commerce Court
 Ernst & Young                                       17,499        197,091             98,617                             295,708

 Penn State/Geisinger                                17,665        247,310            143,565                             390,875

 Groundwater Sciences                                 4,702          8,528                  0                               8,528

 Penn State/Geisinger 1st Floor                       7,763         33,500             15,053                              48,553
                                                 --------------------------------------------------------------------------------
      Total Commerce Court                                         486,429            257,235                0            743,664
                                                 ---------------------------------------------------------------- ---------------

Conrail Building
 PEMA                                                               51,161                                                 51,161
                                                    -----------------------------------------------------------------------------
      Total Conrail                                                 51,161                  0                0             51,161
                                                    -----------------------------------------------------------------------------


==============================================================================
                           TOTAL                                 1,965,795          1,056,198          204,000
3,225,993

==============================================================================


                                  Schedule 5.6

                                  Lease Income


                                                      Oct-97          Nov-97            Dec-97            Jan-98
Total

429 Ridge Road
TCG Option Payment Refund                                                                              92,333             92,333

Rent                                               24,222          41,715             41,715           41,715            149,368


Reimbursements                                        574             988                988              988              3,537
                                                --------------------------------------------------------------------------------
   Total Income                                    24,796          42,703             42,703          135,036            245,238

Less Expense Reduction                             (1,636)         (2,817)            (2,817)          (2,817)           (10,088)

  Lease Income Reserve                             23,160          39,886             39,886          132,218            235,150
                                                ================================================================================

Commerce Court                                     Oct-97          Nov-97             Dec-97       Thereafter              Total

Rent - E &Y                                         4,140

Rent - Penn State                                  14,103

Rent - Penn State - 1st Fl                          5,785

Rent - Vacant Space                                   321             553                553           10,695
                                                --------------------------------------------------------------------------------
  Total Income                                     34,349             553                553           10,695             46,150

Less Expense Reduction                                  0               0                  0                0
0
                                                --------------------------------------------------------------------------------

  Lease Income Reserve                             34,349             553                553           10,695             46,150
                                                ================================================================================

                                                ================================================================================
Total Rent Reserve                                 57,509          40,439             40,439          142,913            281,300
                                                ================================================================================
